Exhibit 99

News Release

Contact:	Dan McClain (Media)
(310) 201-3335

Paul Gregory (Investors)
(310) 201-1634
Northrop Grumman Reports Fourth Quarter and 2009 Financial Results
•	Q4 EPS of $1.31; 2009 EPS of $5.21

•	2010 Guidance for EPS from Continuing Operations of $5.70 to $5.95

•	TASC, Inc. Divestiture Completed; Reported as Discontinued Operations

•	Q4 Share Repurchases of $450 Million; 2009 Share Repurchases Total $1.1 Billion
          LOS ANGELES – Feb. 4, 2010 – Northrop Grumman Corporation (NYSE: NOC) reported fourth quarter 2009 net earnings of $413 million, or $1.31 per diluted share, and 2009 net earnings of $1.7 billion, or $5.21 per diluted share. In 2008, the company reported a fourth quarter net loss of $2.5 billion, or $7.75 per diluted share, and a net loss for the year of $1.3 billion, or $3.77 per diluted share. 2008 fourth quarter and full year results were significantly impacted by a goodwill impairment charge.
          In December 2009, the company completed the sale of TASC, Inc. (TASC), its advisory services business, for $1.65 billion in cash and a net gain of $0.05 per share. TASC’s operating results are accounted for as discontinued operations, and results for all periods presented in this release have been adjusted for the divestiture. Fourth quarter 2009 earnings from continuing operations totaled $375 million, or $1.19 per diluted share. For 2009, earnings from continuing operations totaled $1.6 billion, or $4.87 per diluted share.
          Fourth quarter 2009 sales, restated for the TASC divestiture, increased 2 percent to $8.9 billion from $8.8 billion, and 2009 sales increased more than 4 percent to $33.8 billion from $32.3 billion. Reported sales for 2009 and 2008 exclude TASC sales of approximately $1.5 billion and $1.6 billion, respectively.
          Cash provided by operations in the fourth quarter of 2009 totaled $931 million compared with $1 billion in the fourth quarter of 2008. Cash provided by operations totaled $2.1 billion in 2009 compared with $3.2 billion in 2008. The change was primarily driven by a $538 million increase in pension plan contributions and $508 million in taxes paid in the fourth quarter of 2009 on the gain on the sale of TASC. Cash proceeds of $1.65 billion from the sale of TASC are reported in investing activities.
          “We’re pleased to report strong 2009 results that demonstrate continued improvement in operating performance. Looking ahead, the focus of our leadership team
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	2
and our 120,000 employees will be on driving performance improvements that create value for our shareholders and our customers,” said Wes Bush, chief executive officer and president, “Our guidance for 2010 calls for EPS from continuing operations to grow by 17 to 22 percent and to be accompanied by continued strong cash generation,” continued Bush.
Table 1 - Financial Highlights

	Fourth Quarter			Total Year
($ in millions, except per share amounts)	2009	2008		2009	2008

Sales	$8,925	$8,775		$33,755	$32,315
Operating income (loss)	631	(2,191)		2,483	(263)
Earnings (loss) from continuing operations	375	(2,561)		1,573	(1,379)
Earnings from discontinued operations, net of tax	38	28		113	117
Net earnings (loss)	413	(2,533)		1,686	(1,262)
Diluted earnings (loss) per share	1.31	(7.75	) [2]	5.21	(3.77	) [2]
Cash provided by operations	931	1,037		2,133	3,211
Free cash flow[1]	703	790		1,411	2,420

Adjusted Operating Highlights
Operating income (loss)	$631	$(2,191)		$2,483	$(263)
Goodwill impairment		3,060			3,060
Net pension adjustment[1]	87	(71)		311	(263)

Adjusted operating income[1]	718	798		2,794	2,534
as % of sales[1]	8.0%	9.1%		8.3%	7.8%

Earnings Reconciliation
Earnings (loss) from continuing operations	$375	$(2,561)		$1,573	$(1,379)
Goodwill impairment		3,060			3,060

Adjusted earnings from continuing operations[1]	375	499		1,573	1,681

Adjusted Per Share Data
Diluted EPS from continuing operations	$1.19	$(7.83	) [2]	$4.87	$(4.12	) [2]

Adjusted diluted EPS from continuing operations[1]	1.19	1.50		4.87	4.92
After-tax net pension adjustment per share[1]	0.18	(0.14)		0.63	(0.50)

Pension-adjusted diluted EPS from continuing operations[1]	1.37	1.36		5.50	4.42

Weighted average shares outstanding - Basic[2]	311.8	326.9		319.2	334.5
Dilutive effect of stock options and stock awards	3.7	6.7		4.1	7.1

Weighted average shares outstanding - Diluted	315.5	333.6		323.3	341.6
1 Non-GAAP metric - see definitions and reconciliations at the end of this press release.
2 2008 per share amounts computed using weighted average basic shares outstanding as the use of weighted average diluted shares outstanding results in a lesser per share amount.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	3
          Fourth quarter 2009 operating income increased to $631 million from a loss of $2.2 billion in the 2008 fourth quarter. For 2009, operating income increased to $2.5 billion from a loss of $263 million in 2008. In the fourth quarter of 2008 the company recorded a $3.1 billion goodwill impairment charge. Results for 2009 also include a $574 million change in net pension adjustment from income of $263 million in 2008 to an expense of $311 million in 2009. As a percent of sales, operating income totaled 7.1 percent in the 2009 fourth quarter and 7.4 percent for 2009. For purposes of comparison, Table 1 presents operating income adjusted for the goodwill impairment charge and the effect of net pension adjustments.
          Federal and foreign income taxes totaled $195 million in the fourth quarter of 2009 compared with $264 million in the prior year. The effective tax rate for the 2009 fourth quarter was 34.2 percent and the federal tax rate applied to adjusted earnings in the fourth quarter of 2008 was 34.6 percent. For 2009, federal and foreign income taxes totaled $693 million compared with $859 million for 2008. The effective tax rate for 2009 was 30.6 percent and the effective tax rate applied to earnings adjusted for goodwill in 2008 was 33.8 percent. In 2009 federal and foreign income taxes included a net tax benefit of $75 million, primarily for final settlement of the Internal Revenue Service’s (IRS) examination of the company’s 2001, 2002 and 2003 tax returns.
Backlog and New Business Awards
     Total backlog, which includes funded backlog and firm orders for which funding is not currently contractually obligated by the customer, was $69.2 billion on Dec. 31, 2009, compared with $76.4 billion on Dec. 31, 2008. Total backlog for both periods has been adjusted by $1.6 billion for the divestiture of TASC Inc. The change in backlog reflects new business awards totaling $32.3 billion during the year as well as a decrease of $5.8 billion for the Kinetic Energy Interceptor program termination for convenience and the DDG 1000 program restructure.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	4
Table 2 — Guidance

($ in millions, except per share amounts)	2009	2010E

Sales	$33,755	$34,000	-	$34,600

Segment operating margin %[1]	8.7%	Low 9%

Operating margin %	7.4%	Mid 8%

Diluted EPS from continuing operations	$4.87	$5.70	-	$5.95

Cash provided by operations before discretionary pension contributions[1]	2,595	2,500	-	3,000

Free cash flow before discretionary pension contributions[1]	1,873	1,700	-	2,200
1 Non-GAAP metric - see definitions and reconciliations at the end of this press release.
          Guidance for 2010 segment operating margin rate calls for margin rate expansion across the businesses. Operating margin rate guidance for 2010 includes improved segment performance, an expense of approximately $35 million for net pension adjustment, and some consideration for potential program performance risks and opportunities. Net pension adjustment represents the difference between pension expense determined in accordance with Generally Accepted Accounting Principles (GAAP) and pension expense allocated to the business segments under U.S. Government Cost Accounting Standards (CAS).
          Guidance for 2010 earnings per share from continuing operations of $5.70 - $5.95 includes the operating margin rate improvements discussed above and assumes a lower share count consistent with the company’s previously announced intention to repurchase enough shares to offset the loss of TASC’s earnings. These items were partially offset by a higher effective tax rate assumption of approximately 34.5 percent.
Table 3 - Cash Flow Highlights

($ millions)	2009	2008	Change	2009	2008	Change

Cash provided by operations before discretionary pension contributions[1]	$790	$1,219	$(429)	$2,595	$3,341	$(746)

Discretionary pension pre-funding impact	141	(182)	323	(462)	(130)	(332)

Cash provided by operations	931	1,037	(106)	2,133	3,211	(1,078)

Less:

Capital expenditures	218	237	19	654	681	27

Outsourcing contract & related software costs	10	10	-	68	110	42

Free cash flow[1]	$703	$790	$(87)	$1,411	$2,420	$(1,009)
1 Non-GAAP metric - see definitions and reconciliations at the end of this press release.
Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	5
          Free cash flow totaled $703 million in the 2009 fourth quarter compared with $790 million in the prior year period. For 2009, free cash flow totaled $1.4 billion compared with $2.4 billion in 2008. The change in free cash flow in the 2009 periods reflects higher net pension plan contributions and taxes paid on the gain on the sale of TASC.
Table 4 — Cash Measurements, Debt and Capital Deployment

($ millions)	12/31/2009	12/31/2008

Cash & cash equivalents	$3,275	$1,504

Total debt	4,294	3,944

Net debt[1]	1,019	2,440

Net debt to total capital ratio[2]	6%	15%
1Total debt less cash and cash equivalents.
2Net debt divided by the sum of shareholders’ equity and total debt.
     Changes in cash and cash equivalents include the following items for cash from operations, investing and financing during 2009:
Operations
•	$1.3 billion taxes paid, including $508 million for federal and state taxes for the gain on the sale of TASC

•	$858 million pension plan contributions
Investing
•	$1.65 billion proceeds from sale of TASC

•	$654 million for capital expenditures and $68 million for outsourcing contract and related software costs
Financing
•	$1.1 billion for repurchase of 23.1 million shares

•	$850 million proceeds from issuance of long term debt

•	$474 million principal payments of long-term debt

•	$539 million for dividends

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	6
Table 5 — Business Results
Consolidated Sales & Segment Operating Income (Loss)1

($ millions)	Fourth Quarter			Total Year
	2009	2008	Change	2009	2008	Change
Sales
Aerospace Systems	$2,763	$2,575	7%	$10,419	$9,825	6%
Electronic Systems	2,077	2,030	2%	7,671	7,048	9%
Information Systems	2,195	2,178	1%	8,611	8,205	5%
Shipbuilding	1,664	1,742	(4%)	6,213	6,145	1%
Technical Services	750	678	11%	2,776	2,535	10%
Intersegment eliminations	(524)	(428)		(1,935)	(1,443)

	$8,925	$8,775	2%	$33,755	$32,315	4%

Segment operating income (loss)[1]
Aerospace Systems	$291	$(305)	NM	$1,071	$416	157%
Electronic Systems	274	276	(1%)	969	947	2%
Information Systems	109	167	(35%)	631	629	0%
Shipbuilding	88	(2,333)	NM	299	(2,307)	NM
Technical Services	40	34	18%	161	144	12%
Intersegment eliminations	(58)	(35)		(202)	(128)

Segment operating income (loss)[1]	$744	$(2,196)	NM	$2,929	$(299)	NM
as a % of sales[1]	8.3%	NM	NM	8.7%	NM	NM

Reconciliation to operating income (loss)
Unallocated expenses	$(24)	$(62)		$(111)	$(157)
Net pension adjustment[1]	(87)	71		(311)	263
Reversal of royalty income included above	(2)	(4)		(24)	(70)

Operating income (loss)	631	(2,191)	NM	2,483	(263)	NM
as a % of sales	7.1%	NM	NM	7.4%	NM	NM

Net interest expense	(62)	(72)		(281)	(295)
Other, income / (expense)	1	(34)		64	38

Earnings (loss) from continuing operations before income taxes	570	(2,297)		2,266	(520)
Federal and foreign income taxes	(195)	(264)		(693)	(859)

Earnings (loss) from continuing operations	375	(2,561)		1,573	(1,379)
Earnings (loss) from discontinued operations	38	28		113	117

Net earnings (loss)	$413	$(2,533)	NM	$1,686	$(1,262)	NM
1 Non-GAAP metric - see definitions and reconciliations at the end of this press release.
     Fourth quarter and 2008 operating income for Aerospace Systems and Shipbuilding were reduced by goodwill impairment charges. Aerospace Systems and Shipbuilding segments operating income and trends, adjusted for the goodwill impairment impacts, are detailed below.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	7

Aerospace Systems ($ millions)

	Fourth Quarter			Total Year

	2009	2008	% Change	2009	2008	% Change

Sales	$2,763	$2,575	7.3%	$10,419	$9,825	6.0%

Operating income (loss)	291	(305)	NM	1,071	416	157.5%

Goodwill impairment		570			570

Adjusted	291	265	9.8%	1,071	986	8.6%

Operating income as % of sales	10.5%	NM		10.3%	4.2%

Adjusted operating income as % of sales	10.5%	10.3%		10.3%	10.0%
          Aerospace Systems fourth quarter 2009 sales increased 7 percent, and 2009 sales increased 6 percent, principally due to higher volume for unmanned and manned aircraft, and restricted programs. Higher volume for these programs was partially offset by lower volume for missile programs.
          Aerospace Systems fourth quarter 2009 operating income increased to $291 million from a loss of $305 million in the fourth quarter of 2008, and 2009 operating income increased to $1.1 billion from $416 million. As a percent of sales, fourth quarter 2009 operating income totaled 10.5 percent, and 2009 operating income totaled 10.3 percent. Higher volume and favorable net performance adjustments contributed to the higher operating income and rate in the fourth quarter and 2009; the improvement over prior year results was primarily driven by the $570 million goodwill impairment charge recorded in the fourth quarter of 2008.

Electronic Systems ($ millions)

	Fourth Quarter			Total Year

	2009	2008	% Change	2009	2008	% Change

Sales	$2,077	$2,030	2.3%	$7,671	$7,048	8.8%

Operating Income	274	276	(0.7%)	969	947	2.3%

as a % of sales	13.2%	13.6%		12.6%	13.4%
          Electronic Systems fourth quarter 2009 sales increased 2 percent, and 2009 sales increased 9 percent. The fourth quarter increase reflects higher volume for F-35, postal automation, and navigation programs. The 2009 increase includes higher deliveries of Large Aircraft Infrared Countermeasures (LAIRCM) systems, higher volume for the Space Based Infrared Systems (SBIRS) follow-on production and F-35 programs, and higher intercompany sales for aerospace programs.
          Electronic Systems fourth quarter 2009 operating income was comparable to the prior year period, and as a percent of sales was 13.2 percent compared with 13.6 percent. The change in margin rate reflects lower performance for government systems programs than in the prior year period. For 2009, operating income increased 2 percent, and as a percent of sales was 12.6 percent compared with 13.4 percent in 2008. Results for 2009

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	8
reflect higher volume, partially offset by lower performance in government systems programs. In addition, operating income for 2008 included $60 million of royalty income related to patent infringement settlements. Before royalty income, Electronic Systems 2008 operating income was 12.6 percent of sales.

Information Systems ($ millions)

	Fourth Quarter			Total Year

	2009	2008	% Change	2009	2008	% Change

Sales	$2,195	$2,178	0.8%	$8,611	$8,205	4.9%

Operating Income	109	167	(34.7%)	631	629	0.3%

as a % of sales	5.0%	7.7%		7.3%	7.7%
          Information Systems fourth quarter 2009 sales were comparable to the prior year period, and 2009 sales increased 5 percent due to higher volume for intelligence and defense programs.
          Information Systems fourth quarter 2009 operating income declined 35 percent, and as a percent of sales totaled 5 percent compared with 7.7 percent in the prior year period. For 2009, operating income was comparable to the prior year, and as a percent of sales totaled 7.3 percent compared with 7.7 percent in 2008. The change in rate for both the fourth quarter and 2009 reflects the impact of non-recurring costs associated with the sale of TASC that reduced operating income by $37 million. Margin rates before the non-recurring costs were 6.8 percent for the fourth quarter and 7.8 percent for 2009. The change in rate also includes lower performance for state and local programs, principally the outsourcing program for the Commonwealth of Virginia.

Shipbuilding ($ millions)

	Fourth Quarter			Total Year

	2009	2008	% Change	2009	2008	% Change

Sales	$1,664	$1,742	(4.5%)	$6,213	$6,145	1.1%

Operating income (loss)	88	(2,333)	NM	299	(2,307)	NM

Goodwill impairment		2,490			2,490

Adjusted	88	157	(43.9%)	299	183	63.4%

Operating income as % of sales	5.3%	NM		4.8%	NM

Adjusted operating income as % of sales	5.3%	9.0%		4.8%	3.0%
          Shipbuilding fourth quarter 2009 sales decreased 4 percent primarily due to lower volume for the DDG and fleet support programs and delivery of the LHD 8 in 2009, which was partially offset by higher volume for aircraft carriers, submarines, LPD and LHA programs. 2009 sales were slightly higher than the prior year and included higher volume for submarine, LPD, and aircraft carrier refueling programs, partially offset by lower volume for DDG 51 and fleet support programs.

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	9
          Shipbuilding fourth quarter 2009 operating income increased to $88 million from a loss of $2.3 billion in the fourth quarter of 2008, and 2009 operating income increased to $299 million from a loss of $2.3 billion for 2008. Prior year results included a goodwill impairment charge that reduced fourth quarter and 2008 results by $2.5 billion.
          Adjusted for the goodwill impairment charge, as a percent of sales, Shipbuilding 2009 fourth quarter operating income totaled 5.3 percent compared with 9 percent for the 2008 fourth quarter. The change in rate for the quarter is primarily due to lower performance for the LPD program. Adjusted for the goodwill impairment charge, 2009 operating income improved to 4.8 percent of sales from 3 percent of sales in 2008.

Technical Services ($ millions)

	Fourth Quarter			Total Year

	2009	2008	% Change	2009	2008	% Change

Sales	$750	$678	10.6%	$2,776	$2,535	9.5%

Operating Income	40	34	17.6%	161	144	11.8%

as a % of Sales	5.3%	5.0%		5.8%	5.7%
          Technical Services fourth quarter 2009 sales increased 11 percent, and 2009 sales increased 10 percent, due to higher volume for life cycle optimization & engineering programs. Technical Services fourth quarter 2009 operating income increased 18 percent, and 2009 operating income increased 12 percent. As a percent of sales fourth quarter 2009 operating income improved to 5.3 percent from 5 percent, and 2009 operating income improved to 5.8 percent from 5.7 percent. The improvements in operating income and rate are due to higher volume and improved program performance.
# # #
About Northrop Grumman
          Northrop Grumman Corporation is a leading global security company whose 120,000 employees provide innovative systems, products, and solutions in aerospace, electronics, information systems, shipbuilding and technical services to government and commercial customers worldwide.
          Northrop Grumman will webcast its earnings conference call at 10:30 a.m. ET on Feb. 4, 2010. A live audio broadcast of the conference call along with a supplemental presentation will be available on the investor relations page of the company’s Web site at http://www.northropgrumman.com.
Statements in this release and the attachments, other than statements of historical fact, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “expect,” “intend,” “plan,” “project,” “forecast,” “believe,” “estimate,” “outlook,” “guidance,” “target,” “trends” and similar expressions generally identify these forward-looking statements. Forward-looking statements in this release and the attachments include, among other things, financial guidance regarding future sales, segment operating income, pension expense, employer contributions under pension plans and medical and life benefits plans, cash flow and earnings. These statements are not guarantees of future

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

Northrop Grumman Reports Fourth Quarter and 2009 Financial Results	10
performance and involve certain risks and uncertainties. Actual results could differ materially due to factors such as: the effect of economic conditions in the United States and globally; access to capital; future sales and cash flows; timing of cash receipts; effective tax rates and timing and amounts of tax payments; returns on pension plan assets, interest and discount rates and other changes that may impact pension plan assumptions; retiree medical expense; the outcome of litigation, claims, audits, appeals, bid protests and investigations; hurricane and earthquake-related insurance coverage and recoveries; costs of environmental remediation; our relationships with labor unions; availability and retention of qualified personnel; costs of capital investments; changes in organizational structure and reporting segments; risks associated with acquisitions, dispositions, joint ventures, strategic alliances and other business arrangements; possible impairments of goodwill or other intangible assets; effects of legislation, rulemaking, and changes in accounting, tax or defense procurement; changes in government and customer priorities and requirements (including, government budgetary constraints, shifts in defense spending, changes in import and export policies, changes in customer short-range and long-range plans); acquisition or termination of contracts; technical, operation or quality setbacks in contract performance; protection of intellectual property rights; risks associated with our nuclear operations; issues with, and financial viability of, key suppliers and subcontractors; availability of materials and supplies; controlling costs of fixed-price development programs; contractual performance relief and the application of cost sharing terms; allowability and allocability of costs under U.S. Government contracts; progress and acceptance of new products and technology; domestic and international competition; legal, financial and governmental risks related to international transactions; potential security threats, natural disasters and other disruptions not under our control; and other risk factors disclosed in our filings with the Securities and Exchange Commission.
These forward-looking statements speak only as of the date of this release and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company’s use of these measures are included in this release or the attachments.
LEARN MORE ABOUT US: Northrop Grumman news releases, product information, photos and video clips are available on the Internet at: http://www.northropgrumman.com
0210-046

Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com

NORTHROP GRUMMAN CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (preliminary and unaudited)	SCHEDULE 1

	Year Ended December 31
$ in millions, except per share amounts	2009	2008	2007

Sales and Service Revenues
Product sales	$20,914	$19,634	$18,577
Service revenues	12,841	12,681	11,764

Total sales and service revenues	33,755	32,315	30,341

Cost of Sales and Service Revenues
Cost of product sales	16,591	15,490	14,340
Cost of service revenues	11,539	10,885	10,014
General and administrative expenses	3,142	3,143	3,062
Goodwill impairment		3,060

Operating income (loss)	2,483	(263)	2,925
Other (expense) income
Interest expense	(281)	(295)	(336)
Other, net	64	38	17

Earnings (loss) from continuing operations before income taxes	2,266	(520)	2,606
Federal and foreign income taxes	693	859	855

Earnings (loss) from continuing operations	1,573	(1,379)	1,751
Earnings from discontinued operations, net of tax	113	117	39

Net earnings (loss)	$1,686	$(1,262)	$1,790

Basic Earnings (Loss) Per Share
Continuing operations	$4.93	$(4.12)	$5.12
Discontinued operations	.35	.35	.12

Basic earnings (loss) per share	$5.28	$(3.77)	$5.24

Weighted-average common shares outstanding, in millions	319.2	334.5	341.7

Diluted Earnings (Loss) Per Share
Continuing operations	$4.87	$(4.12)	$5.01
Discontinued operations	.34	.35	.11

Diluted earnings (loss) per share	$5.21	$(3.77)	$5.12

Weighted-average diluted shares outstanding, in millions	323.3	334.5	354.3

Net earnings (loss) from above	$1,686	$(1,262)	$1,790
Other comprehensive income (loss)
Change in cumulative translation adjustment	31	(24)	12
Change in unrealized gain (loss) on marketable securities and cash flow hedges, net of tax (expense) benefit of $(23) in 2009, $22 in 2008 and $(1) in 2007	36	(35)	1
Change in unamortized benefit plan costs, net of tax (expense) benefit of $(374) in 2009, $1,888 in 2008 and $(384) in 2007	561	(2,884)	594

Other comprehensive income (loss), net of tax	628	(2,943)	607

Comprehensive income (loss)	$2,314	$(4,205)	$2,397

NORTHROP GRUMMAN CORPORATION CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (preliminary and unaudited)	SCHEDULE 2

	December 31,	December 31,
$ in millions	2009	2008

Assets
Current Assets
Cash and cash equivalents	$3,275	$1,504
Accounts receivable, net of progress payments	3,394	3,701
Inventoried costs, net of progress payments	1,170	1,003
Deferred tax assets	524	585
Prepaid expenses and other current assets	272	219
Assets of discontinued operations		1,231

Total current assets	8,635	8,243

Property, Plant, and Equipment
Land and land improvements	649	619
Buildings and improvements	2,422	2,326
Machinery and other equipment	4,759	4,547
Capitalized software costs	624	530
Leasehold improvements	630	545

	9,084	8,567
Accumulated depreciation	(4,216)	(3,782)

Property, plant, and equipment, net	4,868	4,785

Other Assets
Goodwill	13,517	13,509
Other purchased intangibles, net of accumulated amortization of $1,871 in 2009 and $1,767 in 2008	873	947
Pension and post-retirement plan assets	300	290
Long-term deferred tax assets	1,010	1,497
Miscellaneous other assets	1,049	926

Total other assets	16,749	17,169

Total assets	$30,252	$30,197

Liabilities and Shareholders’ Equity

Current Liabilities
Notes payable to banks	$12	$24
Current portion of long-term debt	91	477
Trade accounts payable	1,921	1,887
Accrued employees’ compensation	1,281	1,231
Advance payments and billings in excess of costs incurred	1,954	2,028
Other current liabilities	1,726	1,637
Liabilities of discontinued operations		165

Total current liabilities	6,985	7,449

Long-term debt, net of current portion	4,191	3,443
Pension and post-retirement plan liabilities	4,874	5,823
Other long-term liabilities	1,515	1,562

Total liabilities	17,565	18,277

Shareholders’ Equity
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2009 —306,865,201; 2008 — 327,012,663	307	327
Paid-in capital	8,657	9,645
Retained earnings	6,737	5,590
Accumulated other comprehensive loss	(3,014)	(3,642)

Total shareholders’ equity	12,687	11,920

Total liabilities and shareholders’ equity	$30,252	$30,197

NORTHROP GRUMMAN CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (preliminary and unaudited)	SCHEDULE 3

	Year Ended December 31
$ in millions	2009	2008	2007

Operating Activities
Sources of Cash — Continuing Operations
Cash received from customers
Progress payments	$8,561	$6,219	$5,860
Collections on billings	25,099	26,938	24,570
Insurance proceeds received	25	5	125
Other cash receipts	37	83	34

Total sources of cash — continuing operations	33,722	33,245	30,589

Uses of Cash — Continuing Operations
Cash paid to suppliers and employees	(29,250)	(28,817)	(26,144)
Pension contributions	(858)	(320)	(342)
Interest paid, net of interest received	(269)	(287)	(334)
Income taxes paid, net of refunds received	(774)	(712)	(853)
Income taxes paid on sale of businesses	(508)	(7)
Excess tax benefits from stock-based compensation	(2)	(48)	(52)
Other cash payments	(30)	(16)	(52)

Total uses of cash — continuing operations	(31,691)	(30,207)	(27,777)

Cash provided by continuing operations	2,031	3,038	2,812
Cash provided by discontinued operations	102	173	78

Net cash provided by operating activities	2,133	3,211	2,890

Investing Activities
Proceeds from sale of businesses, net of cash divested	1,650	175
Payments for businesses purchased	(33)	(92)	(690)
Additions to property, plant, and equipment	(654)	(681)	(681)
Payments for outsourcing contract costs and related software costs	(68)	(110)	(137)
(Increase) decrease in restricted cash	(28)	61	59
Other investing activities, net		21	19

Net cash provided by (used in) investing activities	867	(626)	(1,430)

Financing Activities
Net borrowings under lines of credit	(12)	(2)	(69)
Proceeds from issuance of long-term debt	843
Principal payments of long-term debt	(474)	(113)	(90)
Proceeds from exercises of stock options and issuances of common stock	51	103	274
Dividends paid	(539)	(525)	(504)
Excess tax benefits from stock-based compensation	2	48	52
Common stock repurchases	(1,100)	(1,555)	(1,175)

Net cash used in financing activities	(1,229)	(2,044)	(1,512)

Increase (decrease) in cash and cash equivalents	1,771	541	(52)
Cash and cash equivalents, beginning of year	1,504	963	1,015

Cash and cash equivalents, end of year	$3,275	$1,504	$963

NORTHROP GRUMMAN CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (preliminary and unaudited)	SCHEDULE 4

	Year Ended December 31
$ in millions	2009	2008	2007

Reconciliation of Net Earnings (Loss) to Net Cash Provided by Operating Activities

Net earnings (loss)	$1,686	$(1,262)	$1,790

Net earnings from discontinued operations	(95)	(91)	(39)

Adjustments to reconcile to net cash provided by operating activities

Depreciation	585	567	570

Amortization of assets	151	189	152

Impairment of goodwill		3,060

Stock-based compensation	105	118	196

Excess tax benefits from stock-based compensation	(2)	(48)	(52)

Pre-tax gain on sale of businesses	(446)	(58)

Pre-tax gain on sale of investments			(23)

(Increase) decrease in

Accounts receivable	(6,313)	(378)	(6,439)

Inventoried costs	(291)	(521)	4

Prepaid expenses and other current assets	(6)	(20)	9

Increase (decrease) in

Progress payments	6,655	764	6,513

Accounts payable and accruals	(151)	383	(2)

Deferred income taxes	112	167	195

Income taxes payable	65	241	(59)

Retiree benefits	(20)	(167)	(50)

Other non-cash transactions, net	(4)	94	47

Cash provided by continuing operations	2,031	3,038	2,812

Cash provided by discontinued operations	102	173	78

Net cash provided by operating activities	$2,133	$3,211	$2,890

Non-Cash Investing and Financing Activities
Investment in unconsolidated affiliate			$30
Sale of businesses
Liabilities assumed by purchaser	$167	$(18)

Purchase of businesses
Liabilities assumed by the company		$20	$136

Mandatorily redeemable convertible preferred stock converted or redeemed into common stock		$350

Capital leases			$35

Capital expenditures accrued in accounts payable	$104	$84	$80

NORTHROP GRUMMAN CORPORATION TOTAL BACKLOG AND CONTRACT AWARDS (preliminary and unaudited)	SCHEDULE 5

$ in millions	December 31, 2009			December 31, 2008 (3)

	FUNDED (1)	UNFUNDED(2)	TOTAL BACKLOG	FUNDED (1)	UNFUNDED(2)	TOTAL BACKLOG

Aerospace Systems	$8,320	$16,063	$24,383	$7,648	$22,883	$30,531
Electronic Systems	7,591	2,784	10,375	8,391	2,124	10,515
Information Systems	4,319	4,508	8,827	4,480	3,865	8,345
Shipbuilding	11,294	9,151	20,445	14,205	8,148	22,353
Technical Services	2,352	2,804	5,156	1,840	2,831	4,671

Total	$33,876	$35,310	$69,186	$36,564	$39,851	$76,415

(1)	Funded backlog represents firm orders for which funding is contractually obligated by the customer.

(2)	Unfunded backlog represents firm orders for which funding is not currently contractually obligated by the customer.

Unfunded backlog excludes unexercised contract options and unfunded Indefinite Delivery Indefinite Quantity (IDIQ) orders.

(3)	Certain prior period amounts have been reclassified to conform to the 2009 presentation.

New Awards – The estimated value of contract awards included in backlog during the year ended December 31, 2009, was approximately $32.3 billion.
Change in backlog includes a decrease of $5.8 billion for the Kinetic Energy Interceptor program termination for convenience, and the DDG 1000 program restructure.

NORTHROP GRUMMAN CORPORATION SUMMARY OPERATING RESULTS DISCONTINUED OPERATIONS RECLASSIFICATION (preliminary and unaudited)	SCHEDULE 6

	2007	2008		2009
	Three Months
	Total	Ended	Total	Three Months Ended			YTD
$ in millions, except per share amounts	Year	Dec 31	Year	Mar 31	Jun 30	Sep 30	Sep

Sales and Services Revenues
As Previously Reported	$31,828	$9,154	$33,887	$8,320	$8,957	$8,726	$26,003
Advisory Services Division	(1,487)	(379)	(1,572)	(385)	(412)	(376)	(1,173)

Restated sales and services revenues	$30,341	$8,775	$32,315	$7,935	$8,545	$8,350	$24,830

Segment Operating Income (Loss) (1)
As Previously Reported	$3,115	$(2,155)	$(145)	$791	$719	$786	$2,296
Advisory Services Division	(90)	(41)	(154)	(36)	(39)	(36)	(111)

Restated segment operating income (loss)	$3,025	$(2,196)	$(299)	$755	$680	$750	$2,185

Earnings (Loss) From Continuing Operations
As Previously Reported	$1,811	$(2,536)	$(1,281)	$389	$394	$487	$1,270
Advisory Services Division	(60)	(25)	(98)	(23)	(26)	(23)	(72)

Restated earnings (loss) from continuing operations	$1,751	$(2,561)	$(1,379)	$366	$368	$464	$1,198

Diluted Earnings (Loss) Per Share from Continuing Operations

As Previously Reported	$5.18	$(7.76)	$(3.83)	$1.17	$1.21	$1.52	$3.89

Advisory Services Division, Net of Tax	(0.17)	(0.07)	(0.29)	(0.07)	(0.08)	(0.07)	(0.22)

Restated diluted earnings (loss) per share from continuing operations	$5.01	$(7.83)	$(4.12)	$1.10	$1.13	$1.45	$3.67

Weighted-average diluted shares outstanding, in millions	354.3	326.9	334.5	332.1	325.8	320.6	326.1
(1)	Non-GAAP measure. Management uses segment operating income as an internal measure of financial performance for the individual business segments.

Non-GAAP Financial Measures Disclosure: Today’s press release contains non-GAAP (Generally Accepted Accounting Principles) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of the release. While we believe that these non-GAAP financial measures may be useful in evaluating Northrop Grumman’s financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release and in attached schedules. References to a “Table” in the definitions below relate to tables in the body of this press release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Adjusted operating income: Operating income (loss) before the net pension adjustment and, for 2008, the $3.060 billion goodwill impairment charge. Adjusted operating income has been provided for consistency and comparability of 2009 and 2008 operating results and is reconciled in Table 1.
Adjusted operating income as a % of sales: Operating income (loss) before the net pension adjustment and, for 2008, the $3.060 billion goodwill impairment charge, divided by sales. Adjusted operating income as a % of sales has been provided for consistency and comparability of 2009 and 2008 operating results and is reconciled on Table 1.
Adjusted earnings from continuing operations: Earnings (loss) from continuing operations excluding, in 2008, the $3.060 billion goodwill impairment charge. Adjusted earnings from continuing operations has been provided for consistency and comparability of 2009 and 2008 operating results and is reconciled on Table 1.
Adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding, in 2008, the per share impact of the goodwill impairment charge. Adjusted diluted EPS from continuing operations has been provided for consistency and comparability of 2009 and 2008 operating results and are reconciled in Table 1.
Cash provided by operations before discretionary pension contributions: Cash provided by operations plus after-tax discretionary pension pre-funding. Cash provided by operations before discretionary pension contributions has been provided for consistency and comparability of 2009 and 2008 financial performance and is reconciled on Table 3.
Net pension adjustment: Pension expense determined in accordance with GAAP less pension expense allocated to the business segments under U.S. Government Cost Accounting Standards (CAS).
After-tax net pension adjustment per share: The per share impact of the net pension adjustment as defined above, after tax at the statutory rate of 35% - provided for consistency and comparability of 2009 and 2008 financial performance and is reconciled on Table 1.
Free cash flow: Cash provided by operations less capital expenditures and outsourcing contract and related software costs. Management uses free cash flow as an internal measure of financial performance. Free cash flow is reconciled in Table 3.
Free cash flow before discretionary pension contributions: Free cash flow plus after-tax discretionary pension pre-funding. Management uses free cash flow before discretionary pension contributions, as reconciled in Table 3, as an internal measure of financial performance.
Pension-adjusted diluted EPS from continuing operations: Diluted EPS from continuing operations excluding the after-tax net pension adjustment and, for 2008, the goodwill impairment charge of $3.060 billion. These per share amounts are provided for consistency and comparability of operating results. Management uses pension-adjusted diluted EPS from continuing operations, as reconciled in Table 1, as a performance metric for operating results.
Segment operating income (loss): Total earnings (loss) from our five segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated expenses, which include unallocated corporate, legal, environmental, state income tax, and other retiree benefits expenses; net pension adjustment, and reversal of royalty income included in segment operating income. Management uses segment operating income, as reconciled in Table 5, as an internal measure of financial performance of our individual business segments.
Segment operating margin rate % / Segment operating income as a % of sales: Segment operating income as defined above, divided by sales. Management uses segment operating income (loss) %, as reconciled in Table 5, as an internal measure of financial performance.
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Northrop Grumman Corporation
1840 Century Park East • Los Angeles, CA 90067
www.northropgrumman.com